Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Confidential Draft

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AmerisourceBergen Confirms Diluted EPS From Continuing Operations of $4.00 to $4.10

for FY 2005 and $0.60 to $0.65 for the December Quarter

VALLEY FORGE, Pa. January 11, 2005 – AmerisourceBergen Corporation’s (NYSE: ABC), Chief Executive Officer, R. David Yost, and Senior Vice President and Chief Financial Officer, Michael D. DiCandilo, speaking at the JP Morgan Healthcare Conference in San Francisco later today, will confirm that the Company expects, as announced on December 15, 2004, diluted earnings per share from continuing operations for fiscal 2005 to be between $4.00 and $4.10. They also affirmed, as previously announced, that the Company expects diluted earnings per share from continuing operations from the recently completed December 2004 quarter to be $0.60 to $0.65. AmerisourceBergen will report its earnings for the December 2004 quarter on January 25, 2005.

The Company continues to expect operating revenue growth in fiscal year 2005 to be flat, reflecting the loss of two large customers in fiscal 2004.

“Our current estimates for diluted earnings per share from continuing operations for fiscal 2005 reflect a number of assumptions,” said Yost. “We are assuming the annual pharmaceutical market growth is in the low double digits, pharmaceutical prices appreciate approximately 5 percent in the remainder of the fiscal year, our specialty pharmaceutical business grows with the pharmaceutical market, and our $500 million stock repurchase program, which is nearly 80 percent complete, is accomplished. We also expect that the Board of Directors will authorize an additional $300 million to repurchase the approximate number of shares which were issued last week to redeem the $300 million, 5 percent convertible debt.”

DiCandilo said, “For FY2005, AmerisourceBergen also will benefit from lower interest expense due to recent refinancings, as well as profitability and growth initiatives in the pharmaceutical distribution business, such as our Optimiz™ asset optimization program and the spring renewal of our generic formulary programs with manufacturers. We also expect the added contributions from new branded manufacturer distribution agreements throughout the year.”

Concluded Yost, “Fiscal 2005 is a tough transition year for AmerisourceBergen and the industry, but the future remains bright with generic opportunities ahead, the implementation of the Medicare Modernization Act in 2006, and the evolution to fee-for-service contracts with manufacturers. Given our stated assumptions, we expect to return to our long-term diluted earnings per share growth from continuing operations of 15 percent or more in the September 2005 quarter.”

About AmerisourceBergen

AmerisourceBergen® (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation, bedside medication safety systems, and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $48 billion in operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #22 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; regulatory changes; changes in U.S. government policies (including changes in government policies pertaining to drug reimbursement); changes in market interest rates; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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